                                     REGISTRATION NO. 33-
                                                         -----------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                           NATIONAL HEALTHCARE L.P.
                           ------------------------
  (Exact Name of Registrant as Specified in its Restated and Amended Limited
                            Partnership Agreement)

          Delaware                                         62-1293855
          --------                                         ----------
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                                100 Vine Street
                                ---------------
                         Murfreesboro, Tennessee 37130
                         -----------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                             1994 Unit Option Plan
                             ---------------------
                              (Full Name of Plan)

                                W. Andrew Adams
                         President and General Partner
                           National HealthCare L.P.
                    100 Vine Street, Murfreesboro, TN 37130
                    ---------------------------------------
                    (Name and Address of Agent for Service)

                                  (615) 890-2020
                                  --------------
         (Telephone number, including area code for agent for service)

                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed             Proposed Maximum                    Amount of
Title of Securities         Amount to be           Maximum Offering        Aggregate Offering                 Registration
to be Registered            Registered(1)          Price Per Unit(2)              Price                           Fee
----------------           --------------         ------------------       ------------------           -------------------------
Limited Partnership Unit   1,200,000 Units               $30                   $36,000,000                      $12,413.80
---------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the closing bid price of $30 per Unit, as reported on the American Stock Exchange on September 6, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by National HealthCare L.P., (the "Company") pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

             (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

             (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

             (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

             (d) The description of the Company's Partnership Units as
                 contained in the Company's Registration Statement on Form 8-A dated December 31, 1986, filed under Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

ITEM 6.      INDEMNIFICATION.

             Indemnification of General Partners. The Company's Amended and Restated Agreement of Limited Partnership (the "Agreement") provides that the Company shall indemnify and hold harmless each general partner as follows:

             (a) In any threatened, pending or completed action, suit or proceeding to which a general partner or an officer, director, employee or agent of the Partnership or of a general partner or of National Healthcare Corporation ("Indemnitee") was or is a party or is threatened to be made a party or is otherwise involved by reason of the fact that he or it is or was a general partner of the Company or an officer, director, employee or agent of the Company or of a general partner or of National Healthcare Corporation, the Company shall indemnify such Indemnitee to the fullest extent permitted by law against expenses, including attorney's fees, judgments and amounts paid in settlement, actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interests of the Company (or National Healthcare Corporation as the case may be) and, with respect to any criminal proceeding, had no reasonable cause to believe that his or its conduct was unlawful and provided that such Indemnitee's conduct does not constitute gross negligence, or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, or settlement shall not, of itself, create a presumption that such Indemnitee did not act in good faith and in a manner that he or it reasonably believed to be in or not opposed to the best interests of the Company or had reasonable cause to believe that his or its conduct was unlawful. Notwithstanding the foregoing, neither a general partner nor any partner, officer, director, employee or agent of a general partner or of the Company or of National Healthcare Corporation shall be indemnified from any liabilities, costs and expenses incurred by it in connection with any claim or settlement involving allegations that federal or state securities laws were violated unless there has been a successful adjudication on the merits as a result of a trial or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction and such indemnification is specifically approved by a court which shall have been advised as to the current position of the Securities and Exchange Commission, and the California Commissioner of Corporations, regarding indemnification for violations of securities laws.

             (b) Any indemnification pursuant to the above, unless ordered by a court, shall be made by the Company only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct. Any such indemnification shall be made only out of the assets of the Company. In no event may an Indemnitee subject the limited partners, the general partners or assignees of same to personal liability by reason thereof.

             (c) The Company may purchase and maintain insurance on behalf of any general partner (and officers, directors, employees and trustees thereof) and such other persons as the Managing General Partner shall determine against liability which may be asserted against or expense which may be incurred by such person in connection with Company activities whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Agreement.

             (d) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this section shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such person is entitled to be indemnified as authorized in this Section.

             (e) The indemnification provided by this section shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the partners, as a matter of law or otherwise, both as to an action in the Indemnitee's capacity as a general partner or as an officer director, employee or agent of the Company or of a general partner or National Healthcare Corporation and to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. The Managing General Partner may, with the concurrence of a majority of the Conflict of Interests Committee, as defined in the Agreement, enter into, on behalf of the Company, contracts of indemnification with the general partners, which are not inconsistent with the provisions of this Section.

             (g) The indemnification provided in this Section is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

             Exculpation. The general partners shall have no liability to the limited partners for the return of their Capital Contributions, as defined in the Agreement, or for any loss, damage, liability or expense arising out of the Agreement or the business of the Company except as caused by gross negligence, misconduct in the performance of their fiduciary duties to the limited partners, violation of any of the provisions of the Agreement or as may elsewhere be expressly provided.

             Limitation of Liability. A limited partner shall not be personally liable for losses or debts of the Company except as provided in the Delaware Revised Uniform Limited Partnership Act. A limited partner of a partnership may be required by law to return to such partnership amounts previously distributed to him as a Return of Capital, as that term is defined in the Agreement. It is the intent of the partners that no distribution to any limited partner pursuant to the Agreement shall be deemed a return or withdrawal of capital, even if such distribution represents, for federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the partnership's income, and that no limited partner shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of the Agreement, any limited partner is obligated to make any such payment such obligation shall be the obligation of such limited partner and not of any general partner, provided, however, that Company assets must be exhausted before any limited partner shall be liable for Company obligations.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to general or limited partners or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 8.      EXHIBITS.


          Exhibit No.                                   Description of Exhibit
          -----------                                   ----------------------
              4.1               Amended and Restated Agreement of Limited Partnership (Incorporated
                                by reference to Exhibit A to the Company's Registration Statement No.
                                33-9881 on Form S-4)

               5                Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

             23.1               Consent of Arthur Andersen LLP, Independent Public Accountants.

             23.2               Consent  of Harwell Howard Hyne  Gabbert & Manner, P.C. (contained in
                                Exhibit 5)

              24                Power of Attorney (see signature page)


ITEM 9.                                UNDERTAKINGS.

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to partners, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a partner, director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such partner, director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on August 31, 1995.

                                        NATIONAL HEALTHCARE, L.P.


                                        By: /s/ W. Andrew Adams
                                            --------------------------
                                            W. Andrew Adams, President


                               POWER OF ATTORNEY

         Each person whose signature to the Registration statement appears below hereby appoints W. Andrew Adams or Richard F. LaRoche, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                  TITLE                                DATE
              ---------                                  -----                                ----
 /s/ W. Andrew Adams                  President, Principal Executive and            August 25, 1995
 ----------------------------------   Financial Officer, Director of NHC, Inc.
 W. Andrew Adams                      and National Healthcare Corporation
                                      and Individual General Partner


 /s/ Robert G. Adams                  Senior Vice President, Director NHC, Inc.     August 25, 1995
 ----------------------------------   and National Healthcare Corporation
 Robert G. Adams

                                      Director NHC, Inc., and National              August __, 1995
 ----------------------------------   Healthcare Corporation, Corporate General
 Olin O. Williams, M.D.               Partners

                                      Director NHC, Inc., and National              August __, 1995
 ----------------------------------   Healthcare Corporation, Corporate General
 J.K. Twilla, M.D.                    Partners


 /s/ Ernest G. Burgess                Director NHC, Inc., and National              August 25, 1995
 ----------------------------------   Healthcare Corporation, Corporate General
 Ernest G. Burgess                    Partners

